SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                           OSHKOSH TRUCK CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


     ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X]  No fee required.

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[ ]  Fee paid previously with preliminary materials.

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     previously.  Identify the previous filing by registration statement number,
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

[Oshkosh Logo]

                            Oshkosh Truck Corporation

January 3, 2001
---------------

Dear Fellow Oshkosh Truck Shareholder:

     You are cordially invited to attend our Annual Meeting of Shareholders on Monday, February 5, 2001 at 10:00 a.m. at the Experimental Aircraft Association Museum, 3000 Poberezny Road, Oshkosh, Wisconsin.

     At the meeting, if you are a holder of Class A Common Stock, we will ask you to elect seven directors and approve an amendment to our 1990 Incentive Stock Plan that, among other things, will increase the number of shares of Common Stock that the Company can issue under the Plan.

     At the meeting, if you are a holder of Common Stock, we will ask you to elect three directors.

     We also will review the progress of the Company during the past year and answer your questions.

     This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting. It also provides information about the Company that you should consider when you vote your shares.

     It is important that your stock be represented at the meeting. Whether or not you plan to attend the meeting in person, we hope that you will vote on the matters to be considered by completing and mailing the enclosed proxy card(s) in the return envelope. A white proxy card is enclosed for holders of Class A Common Stock. A green proxy card is enclosed for holders of Common Stock.

Sincerely,



Robert G. Bohn                         Timothy M. Dempsey
Chairman, President and Chief          Executive Vice President, General Counsel
Executive Officer                      and Secretary

[Oshkosh Logo]

                            Oshkosh Truck Corporation

January 3, 2001


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The 2001 Annual Meeting of Shareholders of Oshkosh Truck Corporation will be held in the Vette Theater of the Experimental Aircraft Association Museum, 3000 Poberezny Road, Oshkosh, Wisconsin 54903, on Monday, February 5, 2001 at 10:00 a.m., for the following purposes:

     1. To elect the Board of Directors;

     2. To have Class A Common Stock Shareholders consider an amendment to the Company's 1990 Incentive Stock Plan; and

     3. To consider and act upon such other business as may properly come before the meeting.

     Shareholders of record at the close of business on December 22, 2000 are entitled to vote at the Annual Meeting. A copy of the Annual Report of the Company for the fiscal year ended September 30, 2000 and a Proxy Statement accompany this Notice.

     Please complete and mail the enclosed proxy card(s) to us in the return envelope that we have provided. No postage is required if mailed in the U.S. Mailing us your proxy card will not limit your right to vote in person or to attend the Meeting.

                                       By order of the Board of Directors,


                                       Timothy M. Dempsey
                                       Executive Vice President, General Counsel
                                          and Secretary
                                       Oshkosh Truck Corporation
                                       2307 Oregon Street
                                       Oshkosh, WI  54903-2566

                                TABLE OF CONTENTS


VOTING PROCEDURES..............................................................1

GOVERNANCE OF THE COMPANY......................................................2
   The Board of Directors......................................................2
   Committees of the Board of Directors........................................4
   Compensation of Directors...................................................5

REPORT OF THE AUDIT COMMITTEE..................................................6

STOCK OWNERSHIP................................................................6
   Stock Ownership of Directors, Executive Officers and
          Other Large Shareholders.............................................6
   Compliance with Section 16(a) Beneficial Ownership Reporting................8

STOCK PRICE PERFORMANCE GRAPH..................................................8

EXECUTIVE COMPENSATION.........................................................9
   Summary Compensation Table..................................................9
   Stock Options..............................................................10
   Pension Plans..............................................................11
   Executive Employment and Severance Agreements and Other Agreements.........13
   Report of the Human Resources Committee....................................15

PROPOSALS REQUIRING YOUR VOTE.................................................17
   Proposal 1.................................................................17
   Proposal 2.................................................................18

SELECTION OF INDEPENDENT AUDITORS.............................................22

OTHER MATTERS.................................................................22

COST OF SOLICITATION..........................................................22

APPENDIX A....................................................................23

                                 PROXY STATEMENT

     Oshkosh Truck Corporation (referred to in this Proxy Statement as "we" or "the Company") is sending out this Proxy Statement in connection with the solicitation by the Board of Directors of proxies to be voted at the 2001 Annual Meeting of Shareholders.

     We are mailing this Proxy Statement, proxy card(s) and the 2000 Annual Report of Oshkosh Truck Corporation to shareholders beginning January 3, 2001. Although the Annual Report is being mailed with the Proxy Statement, it is not a part of the proxy soliciting material.

VOTING PROCEDURES

Who Can Vote

     The Company has two classes of voting stock: Class A Common Stock and Common Stock. If you were the record owner of shares of either class of stock on December 22, 2000, the record date for voting at the Annual Meeting, then you are entitled to vote at the Annual Meeting. On the record date, 421,943 shares of Class A Common Stock were entitled to vote and 16,250,214 shares of Common Stock were entitled to vote.

Determining the Number of Votes You Have

     Your proxy card(s) indicates the number of shares of each class of stock that you own. Each share of Class A Common Stock and each share of Common Stock has one vote. The proxy card for Class A Common Stock is white. The proxy card for Common Stock is green.

How to Vote

     You can vote your shares in two ways: either by using the enclosed proxy card(s) or by voting in person at the Annual Meeting by written ballot. We explain each of these procedures more fully below. Even if you plan to attend the Annual Meeting, the Board of Directors recommends that you vote by proxy.

Voting by Proxy

     To vote your shares by proxy, please complete and return the enclosed proxy card(s) to us before the Annual Meeting. We will vote your shares as you direct on your proxy card. You can specify on your card whether your shares should be voted for all, some or none of the nominees for director listed on the card. You also can vote "for" or "against" the other proposals on which your shares may be voted. Finally, you can abstain from any vote.

     If you sign and return the proxy card, but do not specify how to vote, then we will vote your shares in favor of our nominees for director and, for Class A shareholders, in favor of the proposed amendment to our 1990 Incentive Stock Plan. If any other matters are properly presented at the Annual Meeting for consideration, then the Company officers named on your proxy card will have discretion to vote for you on those matters. At the time this Proxy Statement was printed, we knew of no other matters to be presented at the Annual Meeting.

Voting at the Annual Meeting

     Written ballots will be available from the Company's Secretary at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, then you must obtain a proxy, executed in your favor, from the holder of record in order for you to vote your shares at the Meeting. Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you do send in your proxy card, and also attend the Meeting, then there is no need to vote again unless you wish to change your vote.

Revocation of Proxies

     You can revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following: (1) you can deliver a valid proxy with a later date; (2) you can notify the Company's Secretary in writing at the address on the Notice that you have revoked your proxy; or (3) you can vote in person by written ballot at the Meeting.

Quorum

     To carry on the business of the Annual Meeting, a minimum number of shares of both classes of common stock, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the votes represented by the outstanding shares of each class of our common stock. This majority may be present in person or by proxy. Abstentions and "broker non-votes" (when a broker does not have authority to vote on a specific proposal) are counted as present in determining whether or not there is a quorum.

Required Vote

     Proposal 1: Election of Directors. The three nominees for Common Stock directors who receive the most votes of all votes cast for Common Stock directors will be elected. The seven nominees for Class A Common Stock directors who receive the most votes of all votes cast for Class A Common Stock directors will be elected. This ratio of and classification of director nominees is required by the Company's Restated Articles of Incorporation, which provide that holders of shares of Common Stock have the right to elect as a class 25% of the entire Board of Directors of the Company. If you do not vote for a particular nominee, or if you indicate that you want to withhold authority to vote for a particular nominee on your proxy card, then your vote will not count for or against the nominee. "Broker non-votes" also will not count for or against nominees.

     If any director nominee decides that he or she does not want to stand for this election, the persons named as proxies in your Proxy Card will vote for substitute nominees. At the time this Proxy Statement was printed, we knew of no nominee who did not intend to stand for election.

     Proposal 2: Amendment of our 1990 Incentive Stock Plan. The affirmative vote of a majority of the shares of Class A Common Stock represented and voted at the Annual Meeting is required to approve the amendment to our 1990 Incentive Stock Plan. If you do not vote, whether by "broker non-vote" or otherwise, except abstentions, then your vote will not count for, or against, the amendment. Abstentions will have the same effect as votes against the amendment to our 1990 Incentive Stock Plan.

Voting by Employees Participating in the Oshkosh Truck Employee Stock Purchase Plan

     If you are an employee of the Company or one of its subsidiaries and participate in the Company's Employee Stock Purchase Plan, then the trust company for the Plan will send you a voting instruction card prior to the Annual Meeting. This card will indicate the aggregate number of shares of Common Stock credited to your account under the Plan as of December 22, 2000, the record date for voting at the Meeting.

     If you sign and return the card on time, then the trust company will vote the shares as you have directed.

GOVERNANCE OF THE COMPANY

The Board of Directors

     The Board of Directors oversees the business, assets, affairs and performance of the Company. Currently, the Board has ten directors. Nine of the directors are not employees of the Company, although Messrs. J.P. Mosling, Jr. and S.P. Mosling were employees and officers of the Company until their retirement in 1994. Mr. Bohn, who is the Chairman, President and Chief Executive Officer of the Company, also is a director.

     The Board of Directors met six times during 2000. All directors attended at least 90%, and on average 98%, of the meetings of the Board and the committees on which they served in 2000.

     The name, age, principal occupation and length of service of each nominee director, together with certain other biographical information, is set forth below.

Nominees for Holders of Class A Common Stock

     Name                                Age     Office, if any, Held in Company
     ----                                ---     -------------------------------

J. William Andersen                      62
Robert G. Bohn                           47      Chairman, President and Chief
                                                 Executive Officer
General (Ret.) Frederick M. Franks, Jr.  64
Michael W. Grebe                         60
Kathleen J. Hempel                       50
Stephen P. Mosling                       54
J. Peter Mosling, Jr.                    56

Nominees for Holders of Common Stock

     Name                                Age     Office, if any, Held in Company
     ----                                ---     -------------------------------

Daniel T. Carroll                        74
Donald V. Fites                          66
Richard G. Sim                           56

     J. WILLIAM ANDERSEN - Mr. Andersen has served as a Director of the Company since 1976 and had been the Executive Director of Development, University of Wisconsin-Oshkosh from 1980 through his retirement in 1994.

     ROBERT G. BOHN - Mr. Bohn joined the Company in 1992 as Vice President-Operations. He was appointed President and Chief Operating Officer in 1994. He was appointed President and Chief Executive Officer in October 1997, and Chairman of the Board in January 2000. Prior to joining the Company, Mr. Bohn was Director-European Operations for Johnson Controls, Inc., Milwaukee, Wisconsin, which manufactures, among other things, automotive products. He worked for Johnson Controls from 1984 until 1992. He was elected a Director of the Company in June 1995. He is a director of Graco, Inc.

     DANIEL T. CARROLL - Mr. Carroll has served as Director of the Company since 1991. In October 1997, he was elected Chairman of the Board of Directors and he served in that capacity until January 2000. He is Chairman of The Carroll Group, a management consulting firm located in Avon, Colorado. Mr. Carroll also is a director of Aon Corp.; A.M. Castle & Company; American Woodmark Corporation; Comshare, Inc.; Diversa, Inc.; Wolverine World Wide, Incorporated; and Woodhead Industries, Inc.

     DONALD V. FITES - Mr. Fites was elected a Director of the Company on September 19, 2000. He was the Chairman and Chief Executive Officer of Caterpillar, Inc., a manufacturer of heavy machinery, from 1990 until his retirement in June 2000 and was a member of its Board of Directors from 1986 until June 2000. Mr. Fites is also a director of AK Steel Holding Corporation, AT&T Corp., Exxon Mobil Corporation, Georgia-Pacific Corporation and Wolverine World Wide, Incorporated.

     GENERAL (RET.) FREDERICK M. FRANKS, JR. (U.S. ARMY) - General Franks has served as a Director of the Company since 1997. He was the Commander of the U.S. Army Training and Doctrine Command from 1991 to 1994 and commanded the U.S. Army VII Corps during Operation Desert Storm. He retired from the

Army in 1994. He is an occasional consultant to Cypress International, a Washington, D.C. consulting firm, from which the Company purchases consulting services on government contract matters. He has not consulted with this firm on any matter concerning the Company.

     MICHAEL W. GREBE - Mr. Grebe has served as a Director of the Company since 1990. He has been a partner in the law firm of Foley & Lardner in Milwaukee since 1977. The Company retained Mr. Grebe's firm for legal services in 2000 and will similarly do so in 2001.

     KATHLEEN J. HEMPEL - Ms. Hempel has served as a Director of the Company since 1997. She was Vice Chairman and Chief Financial Officer of Fort Howard Corporation, Green Bay, Wisconsin, which manufactured paper and paper products, from 1992 until its merger into Fort James Corporation in 1997. She is a director of A.O. Smith Corporation, Kennametal, Inc. and Whirlpool Corporation.

     J. PETER MOSLING, JR. - Mr. Mosling has served as a Director of the Company since 1976, having joined the Company in 1969. He had served in various senior executive capacities since joining the Company through his retirement in 1994.

     STEPHEN P. MOSLING - Mr. Mosling has served as a Director of the Company since 1976, having joined the Company in 1971. He had served in various senior executive capacities since joining the Company through his retirement in 1994.

     RICHARD G. SIM - Mr. Sim has served as a Director of the Company since 1997. He is Chairman, President and Chief Executive Officer of APW, Ltd., Waukesha, Wisconsin, which manufactures electronic enclosure systems. He also is Chairman and a member of the Board of Directors of Actuant Corporation, of Waukesha, Wisconsin, which manufactures hydraulic equipment. He is a member of the Board of Directors of APW, Ltd., Actuant Corporation and Ipsco, Inc.

     Stephen P. Mosling and J. Peter Mosling, Jr. are brothers. Other than as noted, none of the Company's Directors or executive officers has any family relationship with any other Director or executive officer.

Committees of the Board of Directors

     The Board of Directors has four standing committees: the Audit Committee, the Executive Committee, the Governance Committee and the Human Resources Committee. The members and responsibilities of these committees are set forth below,

Committee Membership (*Indicates Chair)

Audit Committee                          Governance Committee
---------------                          --------------------
J. William Andersen                      Michael W. Grebe*
Daniel T. Carroll                        General (Ret.) Frederick M. Franks, Jr.
Michael W. Grebe                         J. Peter Mosling, Jr.
Richard G. Sim*

Executive Committee                      Human Resources Committee
-------------------                      -------------------------
Robert G. Bohn                           J. William Andersen
Daniel T. Carroll*                       General (Ret.) Frederick M. Franks, Jr.
J. Peter Mosling, Jr.                    Kathleen J. Hempel*
Stephen P. Mosling

Audit Committee

     The Audit Committee oversees the fulfillment by management of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. The Audit Committee recommends the appointment of the Company's independent auditors and oversees the activities of the Company's internal audit function, which currently is provided under contract by Arthur Andersen LLP. The Audit Committee has a charter that specifies its responsibilities and the Committee believes it fulfills its charter. See Appendix A. All members of the Audit Committee are non-employee directors.

     The Audit Committee met three times during 2000. To ensure independence, the Company's independent public accountants, internal auditors and general counsel meet with the Audit Committee with and without representatives of management present. See "Report of Audit Committee" on page 6.

Executive Committee

     The Executive Committee oversees corporate policies, reviews management proposals and makes recommendations about them to the Board of Directors, and exercises certain delegated powers and authority in the interim between meetings of the Board of Directors. The Executive Committee met eight times during 2000. With the exception of Robert G. Bohn, all members of the Executive Committee are non-employee directors.

Governance Committee

     The Governance Committee recommends nominees for the Board of Directors and reviews the performance of the Board of Directors. It also makes recommendations to the Board of Directors regarding Board and committee structure, including committee charters, and corporate governance. The Governance Committee met four times during 2000. All members of the Governance Committee are non-employee directors.

Human Resources Committee

     The Human Resources Committee oversees the organizational, personnel, compensation and benefits policies and practices of the Company. It reviews the compensation of executive officers and recommends to the Board their compensation. It also administers the 1990 Incentive Stock Plan, executive incentive compensation and other executive benefit plans. The Human Resources Committee met one time in 2000. All members of the Human Resources Committee are non-employee directors.

Compensation of Directors

     In 2000, each non-employee director received the following compensation:

     Annual Fee                          $20,000
     Board and Committee Meeting Fees    $1,000
     Audit, Governance, and Human        $3,000
       Resources Committee Chairperson
       Fees
     Stock Options Grant                 Options to purchase 3,000 shares of
                                         Common Stock, which vest in three equal
                                         installments of 1,000 shares annually,
                                         beginning one year after the grant
                                         date.

         Expenses Reimbursements of travel and related expenses incurred in attending meetings.

     Mr. Bohn did not receive any compensation or fees for serving on the Board of Directors or any Board Committee.

     In addition to fees for service as a Director in 2000, Mr. Carroll received $52,500 for service as Chairman of the Board.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee acts under a written charter first adopted and approved by the Board of Directors in 1997. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A. Each of the members of the Audit Committee is independent as defined by Company policy and the Nasdaq listing standards.

     This year the Audit Committee reviewed the Audit Committee Charter and made a number of changes to reflect the new Audit Committee standards set forth in SEC and Nasdaq regulations. Generally, these changes reflect increased specificity in the Audit Committee Charter rather than changes in the Audit Committee's practices.

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2000 Annual Report on Form 10-K with the Company's management and independent accountants. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. In addition, the Company's independent accountants provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent accountants their independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, for filing with the SEC.

                                 AUDIT COMMITTEE

                              Richard G. Sim, Chair
                               J. William Andersen
                                Daniel T. Carroll
                                Michael W. Grebe

STOCK OWNERSHIP

     At the close of business on December 22, 2000, there were 421,943 shares of Class A Common Stock and 16,250,214 shares of Common Stock outstanding and entitled to vote.

Stock Ownership of Directors, Executive Officers and Other Large Shareholders

     The following table shows the "beneficial" ownership of Class A Common Stock and Common Stock of each director, each Named Officer appearing in the Summary Compensation Table on page 10, each other shareholder owning more than 5% of either class of our outstanding common stock and the directors and executive officers (including the Named Officers) as a group.

     "Beneficial Ownership" means more than "ownership" as that term commonly is used. For example, a person "beneficially" owns stock if he or she owns it in his or her name, or if he or she has (or shares) the power to vote or sell the stock as trustee of a trust. Beneficial ownership also includes shares the directors and executive officers have a right to acquire within 60 days after November 30, 2000 as, for example, through the exercise of a stock option.

     Information about Common Stock ownership is as of November 30, 2000. Unless stated otherwise in the footnotes to the table, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

                                                               Class A                         Common
                                                         ------------------------       ------------------------
                                                                      Percent of                      Percent of
                                                           Shares       Class            Shares          Class
                                                           ------     ----------         ------
J. William Andersen (3)(4)                                       0        *                  5,750         *
Robert G. Bohn (3)                                               0        *                148,748         *
Daniel T. Carroll (3)                                            0        *                  9,000         *
Timothy M. Dempsey (3)(5)                                    2,970        *                 99,575         *
Donald V. Fites                                                  0        *                  1,000         *
General (Ret.) Frederick M. Franks, Jr. (3)(6)                   0        *                  3,300         *
Michael W. Grebe (3)                                             0        *                 10,000         *
Kathleen J. Hempel                                               0        *                  3,000         *
Paul C. Hollowell (3)                                            0        *                 61,029         *
Daniel J. Lanzdorf (3)                                           0        *                 41,443         *
J. Peter Mosling, Jr. (1)(2)(3)                            179,719     42.59%              244,938       1.51%
Stephen P. Mosling (1)(2)(3)                               181,338     42.98%              457,197       2.81%
Richard G. Sim(3)                                                0        *                  3,000         *
Charles L. Szews (3)                                             0        *                 78,188         *
All Directors and executive officers as a                  364,027     86.27%            1,113,368       6.85%
   Group (16 persons)(3)(7)
Lord, Abbett & Co. (8)                                           0        *                999,719       6.15%

------------------

*The amount shown is less than 1% of the outstanding shares of such class.


     (1) Amounts shown include 138,516 shares of Common Stock held by Mr. Stephen P. Mosling as trustee of a trust for benefit of a related party and 52,800 shares of Common Stock held by Messrs. Mosling and an unrelated third party as trustees of a trust for the benefit of a related party.

     (2) J. Peter Mosling, Jr. and Stephen P. Mosling are parties to an agreement relating to Class A Common
Stock. Under the agreement, Messrs. Mosling each have agreed with the Company that, in the event of their deaths or earlier incapacities, together their shares of Class A Common Stock then will be exchanged for a like number of shares of Common Stock. Were that to occur, a consequence would be the automatic conversion, pursuant to the Company's articles of incorporation as restated and amended at the 1997 annual shareholders meeting, of all outstanding shares of Class A Common Stock on a share for share basis for shares of Common
Stock.

     (3) Amounts shown include 9,000 shares of Common Stock for J. Peter Mosling, Jr., 9,000 shares of Common
Stock for Stephen P. Mosling, 135,667 shares of Common Stock for Robert G. Bohn, 51,333 shares of Common Stock for Paul C. Hollowell, 41,333 shares of Common Stock for Timothy M. Dempsey, 64,167 shares of Common Stock for
Charles L. Szews, 40,708 shares of Common Stock for Daniel J. Lanzdorf, 3,000 shares of Common Stock for J.
William Andersen, 9,000 shares of Common Stock for Daniel T. Carroll, 9,000 shares of Common Stock for Michael
W. Grebe, 3,000 shares of Common Stock for General (Ret.) Frederick M. Franks, Jr., 3,000 shares of Common
Stock for Kathleen M. Hempel, 3,000 shares of Common Stock for Richard G. Sim, and


                                       7

504,250 shares of Common Stock for Directors and executive officers as a group represented by stock options exercisable within 60 days of November 30, 2000.

     (4) Amounts shown do not include 135 shares of Class A Common Stock owned by Dulce W. Andersen, Mr.
Andersen's wife, as to which he disclaims beneficial ownership.

     (5) Amounts shown do not include 1,687 shares of Common Stock held by Linda D. Dempsey, Mr. Dempsey's wife, as to which he disclaims beneficial ownership, but do include 10,574 shares of Common Stock held by Mr.
Dempsey as trustee of trusts for unrelated parties.

     (6) Amount shown includes 300 shares of Common Stock as to which ownership is shared with Denise Franks,
General Frank's wife.

     (7) In determining the aggregate beneficial ownership of shares of Common Stock for all Directors and executive officers as a group, shares which are beneficially owned by more than one director have been counted only once to avoid overstatement.

     (8) Amount shown is as described in Schedule 13G filing with the Securities and Exchange Commission on
February 8, 2000. Percent of class shown is without inclusion of options exercisable as depicted in footnote
(3) above. Lord, Abbett & Co. is located at 90 Hudson Street, Jersey City, New Jersey 07302, and manages investment accounts.

Compliance with Section 16(a) Beneficial Ownership Reporting

     The Securities and Exchange Act of 1934 requires the Company's directors, executive officers and any persons owning more than 10% of a class of the Company's stock to file reports with the SEC regarding their ownership of the Company's stock and any changes in such ownership. Based upon our review of copies of these reports and certifications given to us by such persons, we believe that the executive officers and directors of the Company have complied with their filing requirements for 2000.

STOCK PRICE PERFORMANCE GRAPH

     The graph and table that follow compare cumulative total shareholder returns on our Common Stock against the cumulative total return of the stocks of: (1) the S&P SmallCap 600 Market Index; (2) the companies on the Nasdaq Market Index; and (3) the companies currently in the "Media General Financial Services" Standard Industry Classification Code 371 Index (motor vehicles and equipment) (the "SIC Code 371 Index"). The Company believes that the S&P SmallCap 600 Market Index more accurately reflects companies with comparable market capitalizations for comparison with the performance of the Common Stock than the Nasdaq Market Index, and is replacing the Nasdaq Market Index in the graph and table with the S&P SmallCap 600 Market Index.

     The comparisons assume that $100 was invested on September 30, 1995 in each of: our Common Stock, the S&P SmallCap 600 Market Index, the Nasdaq Market Index and the SIC Code 371 Index. The total return assumes reinvestment of dividends. The 2000 return is based on closing prices per share on September 29, 2000. On that date, the closing price for our Common Stock was $38.75.

Comparison of 5 Year Stock Returns

                            Oshkosh Truck Corporation

                               [GRAPHIC OMITTED]

                                         -------------------------------------------------------------------------------
                                              1995         1996         1997          1998         1999         2000
------------------------------------------------------------------------------------------------------------------------
Oshkosh Truck Corporation                    $100.00       $76.36      $117.68       $181.50      $293.83      $432.35
------------------------------------------------------------------------------------------------------------------------
S&P SmallCap 600 Market Index                $100.00      $115.31      $157.94       $133.70      $157.15      $195.14
------------------------------------------------------------------------------------------------------------------------
Nasdaq Market Index                          $100.00      $116.75      $158.69       $164.91      $266.79      $364.95
------------------------------------------------------------------------------------------------------------------------
SIC Code 371 Index                           $100.00      $112.63      $140.34       $126.82      $162.10      $155.10
------------------------------------------------------------------------------------------------------------------------

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table shows the compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Officers") for 2000, 1999 and 1998.


                                               SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------------
                                                   ANNUAL COMPENSATION
--------------------------------------------------------------------------------------------------------------------------
                                                                                            Long-Term
                                                                                          Compensation
                                                                                             Awards           All Other
        Name and Principal Position                             Salary       Bonus        Stock Options      Compensation
                                                  Year            ($)          ($)             (#)              ($)(1)
--------------------------------------------------------------------------------------------------------------------------
Robert G. Bohn                                    2000          600,000      720,000            100,000             2,550
   Chairman, President and Chief                  1999          500,000      600,000             50,000             2,400
   Executive Officer                              1998          385,000      385,000            123,750             2,400
--------------------------------------------------------------------------------------------------------------------------
Charles L. Szews                                  2000          293,000      234,400             25,000             2,550
   Executive Vice President and                   1999          257,000      205,600             20,000             2,400
   Chief Financial Officer                        1998          230,000      204,100             57,750             2,063
--------------------------------------------------------------------------------------------------------------------------
Timothy M. Dempsey                                2000          249,000      199,200             12,000             2,496
   Executive Vice President, General              1999          239,000      191,200             10,000             2,583
   Counsel and Secretary                          1998          230,000      154,100             49,500             2,115
--------------------------------------------------------------------------------------------------------------------------
Daniel J. Lanzdorf                                2000          236,000      188,800             20,000             1,990
   Executive Vice President, and                  1999          210,000      168,000             16,000            33,859
   President, McNeilus                            1998          165,000      110,550             38,250            26,713
   Companies, Inc.
--------------------------------------------------------------------------------------------------------------------------
Paul C. Hollowell                                 2000          228,000      182,400             15,000             2,550
   Executive Vice President and                   1999          215,000      172,000             10,000             2,400
   President, Defense                             1998          210,000      140,700             49,500             6,383
--------------------------------------------------------------------------------------------------------------------------
----------------------

     (1) For all named executive officers, the amounts reflected for 2000 consist of Company matching contributions under the
Oshkosh Truck Corporation Tax Deferred Investment Plan, which is a savings plan under Section 401(k) of the Internal Revenue
Code.

Stock Options

     The Company has in effect the Oshkosh Truck Corporation 1990 Incentive Stock Plan, as amended (the "1990 Plan"). The following table shows information about stock options granted under the 1990 Plan to the Named Officers in 2000, none of which will be effective unless holders of Class A Common Stock approve the amendment to the Plan.

                                           Option Grants in 2000 Fiscal Year
-------------------------------------------------------------------------------------------------------------------------
                                                                                             Potential Realizable Value
                                                                                               at Assumed Annual Rates
                                   Individual Grants                                         of Stock Price Appreciation
                                                                                              for Ten-Year Grant Term(2)
-------------------------------------------------------------------------------------------------------------------------
                                                Percent of
                                               Total Options     Exercise                        At 5%          At 10%
                                 Options        Granted to        or Base                        Annual         Annual
                                 Granted       Employees in        Price      Expiration         Growth       Growth Rate
       Name                       (#)(1)        Fiscal Year      ($/Share)       Date            Rate($)          ($)
-------------------------------------------------------------------------------------------------------------------------
Robert G. Bohn                    100,000             37.67       33.125       10/19/10        2,083,213       5,279,272
Charles L. Szews                   25,000              9.42       33.125       10/19/10          520,803       1,319,818
Timothy M. Dempsey                 12,000              4.52       33.125       10/19/10          249,986         633,513
Daniel J. Lanzdorf                 20,000              7.53       33.125       10/19/10          416,643       1,055,854
Paul C. Hollowell                  15,000              5.65       33.125       10/19/10          312,482         791,891

----------------------

                                       10

     (1) The options reflected in the table (which are non-qualified options for purposes of the Internal Revenue Code) vest ratably over the three-year period from the date of grant.

     (2) This presentation is intended to disclose the potential value which would accrue to the optionee if the option were exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated
in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange
Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of our Common Stock.

     The following table sets forth information about exercises of stock options by Named Officers in 2000, and the number and value of unexercised stock options they held as of September 30, 2000.

                                         Option Exercises in Last Fiscal Year
                                           and Fiscal Year-End Option Values

                                Shares                         Number of Unexercised          Value of Unexercised
                               Acquired                        Options at Fiscal Year-       Options at Fiscal Year-
                                  on            Value                 End(#)                       End($)(1)
                               Exercise        Realized
                                  (#)            ($)        Exercisable   Unexercisable   Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------------
Robert G. Bohn                     0              0             123,167        174,583      2,930,586        1,881,039
Charles L. Szews                   0              0              57,917         57,583      1,392,232          737,018
Timothy M. Dempsey                 0              0              36,333         35,167        862,331          539,919
Daniel J. Lanzdorf                 1,125          36,534         39,458         43,417        937,393          514,482
Paul C. Hollowell                 20,000         566,127         46,333         38,167      1,156,497          556,794

-------------------

     (1) The dollar values are calculated by determining the difference between the fair market value of the underlying
Common Stock and the exercise price of the options at fiscal year-end.

Pension Plans

     The following table shows at different levels of compensation and years of credited service the estimated annual benefits payable as a straight life annuity to a covered participant, assuming retirement at age 65, under the Oshkosh Truck Corporation Retirement Plan (the "Pension Plan") as presently in effect.

   Average Annual                                     Annual Retirement Benefits for
   Compensation in                                    Employees Retiring at Age 65 (1)
 Highest 5 Consecutive   ______________________________________________________________________________________________
   Calendar Years                                           Years of Service
  Completed Before       ______________________________________________________________________________________________
   Retirement (2)                     5             10            15              20              25            30+
-----------------------------------------------------------------------------------------------------------------------
           $100,000                  $8,333        $16,667       $25,000         $33,333         $41,667       $50,000
            110,000                   9,167         18,333        27,500          36,667          45,833        55,000
            120,000                  10,000         20,000        30,000          40,000          50,000        60,000
            130,000                  10,833         21,667        32,500          43,333          54,167        65,000
            140,000                  11,667         23,333        35,000          46,667          58,333        70,000
            150,000                  12,500         25,000        37,500          50,000          62,500        75,000
            160,000                  13,333         26,667        40,000          53,333          66,667        80,000
            170,000+                 14,167         28,333        42,500          56,667          70,833        85,000
----------------------


                                        11

     (1) The annual benefits shown on the table are based on final average compensation listed in the appropriate compensation row and years of service listed in the appropriate column. The amounts shown here are subject to a reduction equal to 45% of the Primary Social Security Benefit payable at age 65, reduced by 1/30th for each year of service less than 30.

     (2) As of March 1, 1994 for this plan, IRS regulations lowered the amount of compensation allowed to be includable in benefit calculations from $235,840 to $150,000. As of March 1, 1997 this amount was increased to $160,000. As of
January 1, 2000, this amount was increased to $170,000. Accrued benefits calculated as of February 28, 1994 at the higher limit have been grandfathered.

     Under the Pension Plan, a salaried employee is entitled to receive upon retirement at age 65 a monthly benefit equal to 50% of average monthly compensation less 45% of primary social security, reduced by 1/30th for each benefit accrual year of service less than 30, or certain actuarially equivalent benefits. Average monthly compensation is based on the average of the five highest consecutive years of earnings (excluding bonuses and subject to a maximum of $170,000 per calendar year) prior to the participant's normal retirement age or other date of termination. One thousand hours constitute a year of service. An employee who has reached the age of 55 with a minimum of 5 years of service may retire and begin to receive the actuarial equivalent of his or her pension benefits. The spouse of an employee who would have been eligible for early retirement at death, and married at least one year, is entitled to a monthly benefit equivalent to 50% of the amount of the actuarially equivalent joint and survivor annuity which would have been payable to a participant as of the participant's normal retirement age.

     Compensation covered by the Pension Plan for the Named Officers generally corresponds with the base salary for each such individual, subject to the annual maximum. As of September 30, 2000, years of participating service under the pension plan were 8.5 years for Mr. Bohn, 4.5 years for Mr. Szews, 5.0 years for Mr. Dempsey, 9.5 years for Mr. Hollowell, and 20.8 years for Mr. Lanzdorf.

     The following table shows at different levels of compensation and years of credited service the estimated annual benefits payable as a straight life annuity to Mr. Bohn, assuming retirement at age 65, pursuant to the supplemental retirement benefit provision contained in Mr. Bohn's employment agreement with the Company (the "Supplemental Retirement Benefit"):

     Average Annual                             Years of Service
   Compensation in 3
Consecutive Calendar Years      5            10             15            20+
    Completed Before
      Retirement
--------------------------------------------------------------------------------
         $500,000            $62,500      $125,000       $187,500       $250,000
         $700,000             87,500       175,000        262,500        350,000
         $900,000            112,500       225,000        337,500        450,000
       $1,100,000            137,500       275,000        412,500        550,000
       $1,300,000            162,500       325,000        487,500        650,000
       $1,600,000            200,000       400,000        600,000        800,000

     Under the Supplemental Retirement Benefit, Mr. Bohn is entitled to receive upon retirement a monthly benefit equal to 30% of Mr. Bohn's average monthly compensation at age 55 increasing to 50% of average monthly compensation at age 59, reduced by the amount of any pension payable by the Company under the Pension Plan and subject to adjustment to the extent Mr. Bohn has not completed 20 years of employment after April 30, 1992 (the "Supplemental Retirement Benefit Amount"). Average monthly compensation is based on the average of Mr. Bohn's compensation for the three most recent years prior to Mr. Bohn's retirement or other termination. Mr. Bohn's spouse is entitled to receive 50% of the Supplemental Retirement Benefit Amount that would have been payable to Mr. Bohn in the event of Mr. Bohn's death. In addition, under an amendment to his employment agreement in 2000, if there were to occur a "Change in Control" of the Company, as defined in his executive severance agreement, the Company shall pay to Mr. Bohn in a single distribution the then present value of his accrued and vested Supplemental Retirement Plan. Compensation covered by the Supplemental Retirement Benefit for Mr. Bohn generally corresponds with the base salary and earned bonus compensation for Mr. Bohn. As of September 30, 2000, Mr. Bohn had 8.5 years of Benefit Service under the Supplemental Retirement Benefit.

     In 2000 the Company agreed to provide Messrs. Szews, Dempsey, Hollowell and Lanzdorf supplemental retirement benefits that vest at the rate of 2% of final average three years base salary times years of service up to 20 years. This benefit is subject to offsets for payments under the Company's pension plan, for Company matching 401(k) plan payments, and for 50% of social security benefits, and has an upper ceiling, reduced by such offsets, of 40% of final average three years base salary.

     The following table shows at different levels of compensation and years of credited service the estimated annual benefits payable as a straight life annuity to each of the Named Officers other than Mr. Bohn, assuming retirement age 65, pursuant to the Oshkosh Truck Executive Retirement Plan (the "Executive Retirement Plan"):

     Average Annual                           Years of Service
   Compensation in 3
Consecutive Calendar Years          5          10           15         20+
    Completed Before
      Retirement
--------------------------------------------------------------------------------
         $150,000                $15,000     $30,000      $45,000    $60,000
         $200,000                 20,000      40,000       60,000     80,000
         $250,000                 25,000      50,000       75,000    100,000
         $300,000                 30,000      60,000       90,000    120,000
         $350,000                 35,000      70,000      105,000    140,000
         $400,000                 40,000      80,000      120,000    160,000


     Under the Executive Retirement Plan, certain officers of the Company, including the Named Officers other than Mr. Bohn, are entitled to receive upon retirement a monthly benefit equal to 24% of their average monthly compensation (base pay only) at age 55 increasing to 40% of average monthly compensation (base pay only) at age 62, prorated if the executive has less than 20 years of service at retirement. This amount is reduced by the amount of any pension payable by the Company under the Pension Plan, the annuity value of the executive's 401(k) plan match and 50% of the executive's social security benefit. Average monthly compensation is based on the average of the executive's compensation for the highest three consecutive years prior to retirement or termination. The executive's spouse is entitled to receive 50% of the Executive Retirement Plan benefit that would have been payable in the event of the executive's death. Compensation covered by the Executive Retirement Plan generally corresponds with base salary only. As of September 30, 2000, the years of benefit service under the Executive Retirement Plan were 4.5 years for Mr. Szews, 5.0 years for Mr. Dempsey, 9.5 years for Mr. Hollowell and 20.8 years for Mr. Lanzdorf.

Executive Employment and Severance Agreements and Other Agreements

     Except as described below, the Company does not have employment agreements with the Named Officers.

     The Company entered into an employment agreement with Mr. Bohn on October 15, 1998. Under this agreement, the Company agreed to employ Mr. Bohn as President and Chief Executive Officer of the Company until September 30, 2001. The term of this agreement has been extended automatically until September 30, 2003. The term of employment is renewed automatically for successive one-year periods after September 30, 2003, unless either party gives notice of non-renewal at least two years prior to September 30, 2003, or the end of the then current term. Mr. Bohn receives an annual base salary of not less than $500,000. Mr. Bohn also is entitled to participate in the bonus plan for senior management personnel of the Company and in stock-based compensation programs in effect for other senior executives of the Company. In addition, Mr. Bohn is entitled to a supplemental retirement benefit intended to compensate him upon retirement as more fully described above under "Pension Plan Benefit." If Mr. Bohn's employment with the Company is terminated during the term of the employment agreement by the Company without cause, or by Mr. Bohn for good reason, then the Company is obligated to continue to pay his salary and fringe benefits for the remainder of the term as provided in the agreement.

     McNeilus Companies, Inc., entered into an employment agreement with Mr. Lanzdorf on April 24, 1998. Under this agreement the Company agreed to employ Mr. Lanzdorf as President of McNeilus Companies, Inc. until April 23, 1999. The term of this agreement has been extended until April 23, 2001. The term of employment is renewed automatically for successive one-year periods, unless either party gives notice of non-renewal at least 45 days, or the end of the then current term. Mr. Lanzdorf receives an annual base salary of not less than $200,000. Mr. Lanzdorf also is entitled to participate in the bonus plan for senior management personnel of the Company, and in stock-based compensation programs in effect for other senior executives of the Company. If Mr. Lanzdorf's employment is terminated during the term of the employment agreement without cause, or by Mr. Lanzdorf for good reason, then McNeilus Companies, Inc. is obligated to continue to pay his salary and fringe benefits for the remainder of the term as provided in the agreement.

     The Company has executive severance agreements with Messrs. Bohn, Szews, Dempsey, Hollowell and Lanzdorf that are designed to provide each of them with reasonable compensation if any of their employment is terminated in certain defined circumstances, primarily following a change of control of the Company. The Human Resources Committee administers the severance agreements and selects the executive officers of the Company for eligibility for these agreements.

     Under the executive severance agreements, after a change in control of the Company (as defined in the agreements), if the executive's employment is terminated by the Company other than by reason of death, disability or for cause (as defined in the agreements) or by the executive for good reason (as defined in the agreements), then the executive is entitled to a cash termination payment and other benefits. The termination payment will be equal to the sum of the executive's annual salary in effect at the change of control (or any subsequent higher salary) plus the highest annual bonus award paid during the three years before the change of control, multiplied by the number of years remaining in the employment period (up to three but not less than one). The executive also is entitled to additional pension benefits equal to the difference between the amount he would actually be entitled to receive on retirement and the amount to which he would have been entitled to receive had he continued to work until the earlier of age 65 or the number of years remaining in the employment period (up to three). In addition, the agreements provide for outplacement services and continuation for up to three years of life insurance, hospitalization, medical and dental coverage and other welfare benefits as in effect at the termination. The agreements provide that if the payments under the agreement are an "excess parachute payment" for purposes of the Internal Revenue Code, then the Company will pay the executive the amount necessary to offset the 20% excise tax imposed by the Internal Revenue Code and any additional taxes on this payment.

     In addition, the agreements provide for continuation of equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect at the termination for a period, which generally will end two years after such change in control.

     In connection with their retirement as employees of the Company effective February 11, 1994, the Company entered into special retirement arrangements with Stephen P. Mosling and J. Peter Mosling, Jr., who continue to serve as Directors of the Company. Those arrangements include (i) supplemental retirement payments of $70,000 per calendar year from February 11, 1994 until age 55 (on February 11, 2000 Mr. S.P. Mosling was 54 and Mr. J.P. Mosling, Jr. was 56); (ii) supplemental retirement payments after age 55 in an amount equal to $25,000 per calendar year; and (iii) entitlement, at the Company's expense and until age 65, to the standard medical and life insurance coverage that the Company offers to salaried employees.

Report of the Human Resources Committee

     The Board of Directors and its Human Resources Committee have responsibility for executive officer compensation. The objectives of the Board and the Committee are to structure this compensation so as to align the interests of the executives and our shareholders, through the use of stock-based compensation plans, in order to generate profitable growth and increased shareholder value. In further support of these objectives the Committee links compensation to the achievement of goals and objectives for each executive that are established annually by the Committee. At the same time, the Committee endeavors to provide executive compensation that will continue to enable us to attract, retain and motivate high-quality executives.

     The Human Resources Committee, which is made up entirely of non-management directors, oversees the compensation practices of the Company. It reviews and recommends the compensation of Mr. Bohn, as Chairman, President and Chief Executive Officer, subject to the approval of the other non-management directors of the Board. With respect to the other executive officers of the Company, the Committee reviews and approves their compensation, subject to ratification by the Board. In fiscal 2000, the Board did not modify or reject in any material way any recommendation of the Committee.

     The practice of the Company with respect to executive officer compensation is to place a significant part of total compensation at risk and related to the financial performance of the Company. For fiscal 2000, the risk component of executive officer compensation was based upon sales growth and earnings performance, and return on invested capital. For all Named Officers other than Mr. Bohn, a target bonus of 40% of base salary was set at achievement of pre-established target levels of increases in net sales and earnings per share, and return on invested capital. Bonuses could have been increased up to a maximum of 80% of base salary upon achievement of material increases over those target levels. Bonuses also could have been reduced to a threshold of 20% of base salary in the event of increases in net sales and earnings per-share, and returns on invested capital that did not meet those target levels, but did exceed results for the prior year. For Mr. Bohn, the respective percentages of base salary for target, minimum and maximum bonus potential at those respective levels of Company performance were 60%, 20% and 120%. For Messrs. Hollowell and Lanzdorf, the respective percentages were as for the Named Officers other than Mr. Bohn, but there also were pre-established target levels of increases in operating earnings and returns on invested capital of the Defense business and of McNeilus Companies, Inc., respectively.

     The Company measures the competitiveness of its executive officer compensation against industrial companies of a similar revenue size. For assistance in its oversight of executive officer compensation, the Committee reviews surveys of executive compensation databases and periodically retains the services of independent consultation services. To gauge competitive practices, the Committee has sought the advice of Towers Perrin, an executive compensation consulting firm, in each of the past five years.

     The most important components of executive officer compensation at the Company are base salary, performance based annual incentives and long-term incentives, which include stock options.

Base Salary

     The Committee has established executive base salaries within the competitive range of salaries paid to other companies' executives with similar management responsibilities based on the survey data referred to above. To determine individual annual base salary levels, the Committee reviews each executive's performance and accomplishments during the prior year as well as experience and service with the Company. The Committee also takes into account overall Company performance and profitability and, where applicable, the performance of that part of the business of the Company for which an executive officer is responsible. In 2000, base salaries for executive officers, as a group, were below the median of competitive salaries.

Annual Incentive Awards

     Executive officers are eligible for annual cash bonuses under the Company's Incentive Compensation Plan. Specific performance objectives are established annually at the time that the budget for the next fiscal year is established. For fiscal 2000, the performance measures that were established were net sales growth, an earnings per share goal, and a return on invested capital, and for Messrs. Hollowell and Lanzdorf, respectively, an operating income goal for the Defense business and McNeilus Companies, Inc. Generally, earnings per share growth was valued proportionately as three times more important than net sales growth or return on invested capital.

     Each executive officer is assigned threshold, target and maximum bonus award opportunities. The Committee believes that these opportunities are competitive with respect to industrial companies of similar revenue size. In 2000, the Company exceeded its objectives to the extent that maximum bonuses were granted and paid.

Long Term Incentive Compensation

     The Company uses two kinds of long-term performance-based incentives: stock options and, occasionally, restricted stock awards. These are provided under the Company's 1990 Incentive Stock Plan. The objectives of this Plan are to encourage the long-term growth and performance of the Company, and to encourage and facilitate ownership of Company stock by those highly compensated employees for whom a personal commitment to long-term shareholders is most important.

     The Human Resources Committee grants stock options to executive officers after consideration of levels of grants for similar officers in industrial companies of a comparable revenue size and as reported in studies by independent compensation consultants. Individual grants are based upon the executive's position, level of responsibility, past contributions to the success of the Company, and the potential of each executive to contribute to the future success of the Company.

     With respect to stock options, when granted, their exercise price is equal to the last market sale on the date of grant. The options then have a ten year term. They vest in equal installments over three years after the date of grant.

2000 Chief Executive Officer Compensation

     The Human Resources Committee reviews and recommends the compensation of Mr. Bohn, Chairman, President and Chief Executive Officer of the Company, subject to the approval of the directors of the Company other than Mr. Bohn, all of whom are non-management directors. As discussed in the Base Salary section above, the salaries for executive officers are set within competitive ranges paid by other industrial companies. In setting Mr. Bohn's base salary for 2000, the Committee considered the competitive data available for similarly situated Chief Executive Officers; the minimum base salary under Mr. Bohn's employment agreement with the Company; the Company's success in exceeding its 1999 earnings objectives; and Mr. Bohn's specific contributions to the success and increased value of the Company. The base salary level established for Mr. Bohn in 2000 was positioned below the median of salaries paid to Chief Executive Officers in companies with similar revenues in the executive compensation database used by the Company.

     As discussed in the Annual Incentive Awards section above, cash bonuses are based, and paid, on successful achievement of performance measures established annually by the Committee. During 2000, these measures were an earnings per share goal, an annual sales growth objective and a return on invested capital. Having exceeded the maximum goal in all respects, Mr. Bohn was awarded a bonus of $720,000.

     Based upon his responsibilities, contributions to the success of the Company, expected contributions to the future success of the Company, and levels of grants to chief executive officers in comparatively sized industrial companies, Mr. Bohn was awarded 100,000 stock options on September 19, 2000 at an exercise price of $33.125 per share.

Code Section 162(m)

     Section 162(m) of the Internal Revenue Code limits the Company's income tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000, subject to several exceptions. It is the policy of the Human Resources Committee that the Company should use its best efforts to cause any compensation paid to executives in excess of such dollar limit to qualify for such exceptions and, therefore, to continue to be deductible by the Company. In particular, the 1990 Plan was designed to permit awards made under it to qualify for the Code's exception for "performance-based compensation." While
Section 162(m) will limit the Company's tax deduction for a portion of the incentive compensation the Company paid to its Chief Executive in fiscal 2000, the amendments to the 1990 Plan that the Company is requesting shareholders to approve will enable the Company to pay incentive compensation in the future that is fully deductible.

Conclusion

     The Human Resources Committee believes that these components of the executive compensation program provide compensation for executive officers that is competitive with that offered by corporations with which the Company competes for retention of executive excellence. Further, and particularly with the incentive compensation component, the Human Resources Committee believes executive management equity incentive is better aligned with interests of the shareholders and these incentives will motivate executives for the longer term challenges with which the Company is faced.

                            HUMAN RESOURCES COMMITTEE

                            Kathleen J. Hempel, Chair
                               J. William Andersen
                     General (Ret.) Frederick M. Franks, Jr.

PROPOSALS REQUIRING YOUR VOTE

     The following proposals will be presented at the meeting for your vote. Space is provided on the accompanying proxy card(s) to vote "for" or `"against" (only for proposal 2 as to Class A Common Stock shareholders) or abstain from voting on each of the proposals.

Proposal 1

Election of Class A Common Stock Directors

     The Board has nominated seven people for election as directors by Class A Common Stock holders at the Annual Meeting. Each of the nominees currently is a director of the Company and was elected at the 2000 Annual Meeting. If the Class A Common Stock shareholders re-elect them, then they will hold office until the next Annual Meeting, or until their successors have been elected and qualified.

     The nominees are: J. William Andersen, Robert G. Bohn, General (Ret.) Frederick M. Franks, Jr., Michael W. Grebe, Kathleen J. Hempel, Stephen P. Mosling and J. Peter Mosling, Jr. Their biographical information is set forth on pages 3 and 4 of this Proxy Statement.

     The Board of Directors recommends a vote FOR the nominees for director listed above.

Election of Common Stock Directors

     The Board has nominated three people for election as directors by Common Stock holders at the Annual Meeting. Each of the nominees currently is a director of the Company and, except for Mr. Fites, was elected at the 2000 Annual Meeting. If the Common Stock shareholders re-elect them, then they will hold office until the next Annual Meeting, or until their successors have been elected and qualified.

     The nominees are: Daniel T. Carroll, Donald V. Fites, and Richard G. Sim. Their biographical information is set forth on pages 3 and 4 of this Proxy Statement.

     The Board of Directors recommends a vote FOR the nominees for director listed above.

Proposal 2

Approval of an Amendment to the 1990 Incentive Stock Plan.

Summary of Proposal

     General. In 1991, Class A Common Stock shareholders of the Company approved the Oshkosh Truck Corporation 1990 Incentive Stock Plan (the "1990 Plan"). As a result of previous amendments to the 1990 Plan by the shareholders and as adjusted for the 3-for-2 split of the Company's Common Stock in 1999, the 1990 Plan authorized the issuance of up to 1,252,753 shares of Common Stock prior to the Board of Directors adopting on September 19, 2000 the proposed amendment to increase the number of shares of Common Stock that the Company can issue under the 1990 Plan. Prior to the grant of options on September 19, 2000, which are subject to shareholder approval of the amendments to the 1990 Plan, awards covering an aggregate of 1,061,178 shares of Common Stock were outstanding under the 1990 Plan. The Board of Directors wishes to continue the 1990 Plan and accordingly is seeking the approval of holders of Class A Common Stock to amend the 1990 Plan to authorize the issuance of an additional 900,000 shares of Common Stock under the plan and to effect certain other changes to the plan described below. If the amended 1990 Plan is approved, then the aggregate number of shares authorized to be issued under the 1990 Plan will be 2,152,753. The Restated Articles of Incorporation of the Company authorize the issuance of 1,000,000 shares of Class A Common Stock and 60,000,000 shares of Common Stock. There were 421,934 shares of Class A Common Stock and 61,250,214 shares of Common Stock issued and outstanding as of December 22, 2000 and the market value of one share of Common Stock as of that date was $41.125. The following is a summary discussion of the amended 1990 Plan. Copies of the complete amended 1990 Plan are available without charge upon written request mailed to the Secretary of the Company at the Company's address set forth on the face of this Proxy Statement.

     Participation. The amended 1990 Plan, which is administered by the Human Resources Committee, provides for the granting to key employees of the Company and its subsidiaries of stock options and/or restricted stock. Currently, approximately eleven employees are eligible to participate in the 1990 Plan. The number of participants could increase based upon future growth by the Company. The selection of participants will be based upon the Human Resources Committee's opinion that the participant is in a position to contribute materially to the Company's continued growth and development and to its long-term financial success. Under the 1990 Plan, nonemployee directors of the Company also receive grants of stock options. The Company currently has nine nonemployee directors.

     Stock Subject to the 1990 Plan. The amended 1990 Plan provides for the sale or grant of up to 2,152,753 shares (either authorized but unissued shares or treasury shares) of Common Stock, subject to adjustment as described below. If an option granted under the 1990 Plan expires, is canceled or terminated unexercised as to any shares, or if the Company acquires any shares subject to a restricted stock grant, then such shares will again be available for issuance under the 1990 Plan. If the amended 1990 Plan is approved, then the maximum number of shares of Common Stock subject to issuance pursuant to options granted under the 1990 Plan in any five year period to any one person will increase from 225,000 to 600,000, subject to adjustment as described below.

     In the event of any change in the outstanding Common Stock by reason of a stock dividend or split, recapitalization, merger, combination, spin-off, exchange of shares or other similar corporate change, the Human Resources Committee will adjust the number of shares subject to outstanding options, their stated option prices, the number of shares subject to the 1990 Plan and the number of shares that may be issued to any one person. In such event, the Human Resources Committee may also adjust the number of shares subject to restricted stock grants.

     Options. The amended 1990 Plan provides that, upon the conclusion of each annual meeting of the shareholders of the Company, each nonemployee director at such time will be granted a nonqualified option to purchase 3,000 shares of stock. The exercise price per share of Common Stock subject to an option granted to a nonemployee director under the amended 1990 Plan is the fair market value of the Common Stock on the date the option is granted. The options vest ratably over the three year period from the date of grant and expire ten years after the date of grant. The option exercise price is payable to the Company in cash, by tendering shares of Common Stock or by any combination thereof.

     Options other than those granted to nonemployee directors will be granted to participants at such time as the Human Resources Committee will determine. The Human Resources Committee will also determine the number of options granted and whether an option is to be an incentive stock option or nonqualified stock option. The aggregate fair market value of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. The option price per share of Common Stock will be fixed by the Human Resources Committee, but will not be less than the fair market value of the Common Stock on the date of grant. The Human Resources Committee will determine the expiration date of each option but, in the case of an incentive stock option, the expiration date will not be later than the tenth anniversary of the grant date. Options will be exercisable at such times and be subject to such restrictions and conditions as the Human Resources Committee deems necessary or advisable, except that options granted to officers, directors or more than 10% shareholders may not be exercised until at least six months after the date of grant. No option will be assignable or transferable by a participant, except by will or the laws of descent and distribution, and options may be exercised during the life of the participant only by the participant. At the time of exercise, the option must be paid in full either (i) in cash or its equivalent, (ii) by tendering shares of previously acquired stock having a fair market value at the time of exercise equal to the option price, or (iii) by a combination of (i) and (ii).

     Restricted Stock. The Human Resources Committee may grant shares of restricted stock to such participants, in such amounts, at such times and with such restriction on transfer as it will determine, except that nonemployee directors of the Company are not entitled to receive restricted stock grants. Shares of restricted stock may not be transferred in any way, other than by will or by the laws of descent and distribution, for the period of time determined by the Human Resources Committee or prior to the earlier satisfaction of other conditions specified by the Human Resources Committee as set forth in the written stock grant. Any restricted stock granted to an officer, director or more than 10% shareholder may not be sold for at least six months after the date it is granted. After the period of restriction, the shares of restricted stock become freely transferable. During the period of restriction, participants will have sole voting rights, and will be entitled to receive all dividends and other distributions with respect to restricted shares.

     Annual Incentive Awards. If shareholders approve the amendment to the 1990 Plan, then the Human Resources Committee will have the authority to grant annual incentive awards under the 1990 Plan, payable in cash, to executive officers of the Company that the Committee selects. These awards will be earned only if corporate, subsidiary or business unit performance objectives that the Committee establishes are met. The performance objectives may vary for each executive officer. The performance objectives will be based upon one or more of the following with respect to the Corporation or any one or more subsidiaries or other business units: net sales; cost of sales; gross income; operating income; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; income from continuing operations; net income; earnings per share; earnings per share assuming dilution; cash flow; net cash provided by operating activities; ratio of debt to debt plus equity; return on shareholder equity; return on invested capital; return on average total capital employed; return on net assets employed before interest and taxes; operating working capital; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); and economic value added. The value of a designated executive officer's annual incentive award may not exceed $3,000,000.

     Change of Control. The Human Resources Committee, either at the time options or shares of restricted stock are granted or, under certain circumstances at any time thereafter, may provide for the acceleration of or accelerate the exercisability of options and/or the last day of the restriction period for restricted stock upon a change of control of the Company. In addition, the Human Resources Committee may provide that outstanding annual incentive awards will be vested and paid out on a prorated basis, based on the maximum award opportunity of such awards and the number of months of the fiscal year that have elapsed, upon a change of control of the Company.

     Certain Federal Income Tax Consequences. In general, a participant will not recognize income for federal income tax purposes at the time of grant or exercise of an incentive stock option. However, upon exercise, the excess of the fair market value of the stock over the option price is treated as an adjustment for purposes of the alternative minimum tax. If a participant holds the shares received on exercise of an incentive stock option for at least two years from the date of grant and one year from the date of exercise, he or she will recognize no federal taxable income as a result of exercise. Any gain (or loss) realized on the disposition of the stock will be treated as long-term capital gain (or loss), and no deduction will be allowed to the Company. If the holding period requirements are not satisfied, then the participant will recognize ordinary income at the time of the disposition equal to the lesser of (i) the gain realized on the disposition or (ii) the difference between the option price and the fair market value of the share on the date of exercise. Any additional gain will be a long-term or short-term capital gain, depending upon the length of time the shares were held. The Company is entitled to a tax deduction equal to the amount of ordinary income recognized by the participant.

     The grant of a nonqualifed stock option will not result in any taxable income to a participant or director recipient. A participant or director will recognize ordinary income upon exercise of a nonqualified stock option. In any case, the amount of ordinary income recognized will be equal to the excess of the fair market value of the stock at the time the income is recognized over the option price. The Company is entitled to a tax deduction in the same amount at the time the participant or director recipient recognizes ordinary income.

     Any cash payments an executive officer receives in connection with incentive awards are includable in income in the year received. Generally, the Company will be entitled to deduct the amount the employee includes in income in the year of payment.

     Section 162(m) of the Internal Revenue Code places a $1,000,000 annual limit on the compensation deductible by the Company paid to certain of its executives. The limit, however, does not apply to "qualified performance-based compensation." The Company believes awards of stock options and annual incentive awards under the 1990 Plan will qualify for the performance-based compensation exception to the deductibility limit.

     Awards to Certain Persons. The option grants to executive officers approved by the Human Resources Committee on September 19, 2000, will not be effective unless holders of Class A Common Stock approve the amended 1990 Plan. Set forth in the table below is information regarding awards of stock options under the amended 1990 Plan to the persons noted that require shareholder approval of the amended 1990 Plan:

                                           NEW PLAN BENEFITS
                     Name and Principal Position                                                Options to Purchase
                                                                                                    Common Stock
------------------------------------------------------------------------------------------------------------------------
Robert G. Bohn, Chairman, President and Chief Executive Officer                                       100,000
Charles L. Szews, Executive Vice President and Chief Financial Officer                                 25,000
Timothy M. Dempsey, Executive Vice President, General Counsel and Secretary                            12,000
Daniel J. Lanzdorf, Executive Vice President, President of McNeilus Companies, Inc.                    20,000
Paul C. Hollowell, Executive Vice President and President, Defense                                     15,000
Executive Officers as a Group                                                                         241,500
Non-Executive Director Group                                                                            3,000
                                                                                              (per year per director)
Non-Executive Officer Employee Group                                                                     0

     The Human Resources Committee has granted an annual incentive award to Mr. Bohn under the 1990 Plan relating to fiscal 2001, which will not be effective unless holders of Class A Common Stock approve the amended 1990 Plan. Based on information currently available, no other executive officers or employees of the Company will receive an annual incentive award under the 1990 Plan relating to fiscal 2001. The following table identifies the fiscal 2001 target award under the 1990 Plan relating to Mr. Bohn.

                                NEW PLAN BENEFITS

          Name and Principal Position                         Target Award($)(1)
--------------------------------------------------------------------------------
Robert G. Bohn, Chairman, President and Chief Executive Officer      $390,000
---------

(1)  Assumes no change in base salary after December 27, 2000.

     Except for stock options granted to nonemployee directors on an annual basis under the amended 1990 Plan, the Company cannot currently determine the awards that may be granted in the future to the persons named above under the amended 1990 Plan. Such determinations will be made from time to time by the Human Resources Committee.

     Duration of Plan. The amended 1990 Plan will remain in effect until after Common Stock subject to it has been purchased or acquired, unless terminated by the Board of Directors. However, no option or restricted stock may be granted after September 19, 2010 (which represents an extension from September 21,
2008). In addition, no annual incentive award may be granted for any fiscal year of the Company after 2005.

     Amendment, Modification and Termination. The Board of Directors may amend, modify or terminate the 1990 Plan at any time, except that, unless approved by the shareholders, no amendment will (i) change the provisions of the 1990 Plan regarding option price or increase the maximum number of shares issuable under the 1990 Plan generally or to any one person (except pursuant to a change in the number of outstanding shares of Common Stock as described above); (ii) change the class of individuals for participation in the 1990 Plan; (iii) materially increase the cost of the 1990 Plan to the Company or materially increase the benefits to participants under the 1990 Plan; (iv) extend the period during which options or restricted stock may be granted; (v) extend the maximum period after the date of grant during which options may be exercised; or (vi) change the maximum amount of an incentive award that may be granted to one person or amend the definition of performance goals in the 1990 Plan. Termination, amendment or modification of the 1990 Plan will not adversely affect the rights of participants under options or restricted stock previously granted without the consent of the participants.

     The Board of Directors recommends that shareholders vote FOR adoption of the amendment to the 1990 Incentive Stock Plan.

SELECTION OF INDEPENDENT AUDITORS

     On May 9, 2000, the Company dismissed Ernst & Young LLP as its independent auditors. On the same date, the Company engaged Arthur Andersen LLP to act as its independent auditors as successor to Ernst & Young LLP. The Audit Committee of the Company's Board of Directors approved the dismissal of Ernst & Young LLP and appointed Arthur Andersen LLP as the Company's independent auditors and those actions were ratified by the Company's Board of Directors.

     The reports of Ernst & Young LLP on the Company's financial statements for the fiscal years ended September 30, 1999 and 1998 did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal years ended September 30, 1999 and 1998 and during the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

     The independent auditors for the Company for fiscal 2001 will be approved formally in May 2001.

     Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

OTHER MATTERS

     At the Annual Meeting, shareholders will approve the minutes for the 2000 Annual Meeting. This action will not constitute approval or disapproval of any of the matters referred to in the minutes.

     Management knows of no matters other than those stated which are likely to be brought before the Annual Meeting. However, in the event that any other matter properly shall come before the meeting, it is the intention of the persons named in the forms of proxy to vote the shares represented by each such proxy in accordance with their judgment on such matters.

     All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Rule 14a-8") for presentation at the 2002 Annual Meeting must be received at the offices of the Company, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566, by September 5, 2001 for inclusion in the Company's 2002 proxy statement. If the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 prior to November 19, 2001, then the notice will be considered untimely and the persons named in proxies solicited by the Board of Directors for the 2002 Annual Meeting may exercise discretionary voting power with respect to such proposal.

COST OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold stock for the Company.

                                        By order of the Board of Directors,

                                        TIMOTHY M. DEMPSEY, Secretary
                                        OSHKOSH TRUCK CORPORATION

                                   APPENDIX A

                            OSHKOSH TRUCK CORPORATION
                               BOARD OF DIRECTORS
                             AUDIT COMMITTEE CHARTER
                            AS REVISED ON MAY 9, 2000
                     --------------------------------------


Purpose

The Audit Committee shall provide assistance to the Company's Board of Directors in fulfilling its responsibilities to the Company's shareholders relating to the quality and integrity of the corporate accounting and financial reporting practices of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, the internal auditors and the financial and operating management of the Company.

Membership

The Audit Committee of the Board of Directors shall consist of not less than three members, including the chair, who are solely independent directors, in accordance with Nasdaq guidelines. Directors with any of the following five relationships will not be considered independent:

     1) Employment by the Company or any of its affiliates for the current year or any of the past three years;
     2) Acceptance of any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;
     3) Member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;
     4) Partnership in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed five percent of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or
     5) Employment as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

The members of the Audit Committee shall satisfy these independence requirements of Nasdaq by December 15, 2000.

Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The members and chair of the Audit Committee will be appointed by the Board of Directors annually at the Board meeting following the Annual Shareholders' Meeting. The Audit Committee shall meet at least twice annually and otherwise as the members of the Audit Committee deem appropriate.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, to best react to changing conditions and to ensure to the Board of Directors and shareholders of the Company that the corporate accounting and financial reporting practices of the Company are in accordance with all applicable legal and accounting requirements and are of a high quality.

In carrying out its responsibilities, the Audit Committee will:

o Obtain the Board of Directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

o Evaluate and recommend annually to the Board of Directors the selection, and where appropriate, the replacement, of the independent auditors of the financial statements of the Company, and approve in advance the types and the extent of management advisory services that management plans to engage the independent auditors to perform. The independent auditors shall have ultimate accountability to the Audit Committee and the Board of Directors.

o Obtain from the independent auditors, on an annual basis, a written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1. The Audit Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent auditors.

o Meet with the independent auditors and financial management to review the scope of the proposed annual audit and the audit procedures to be utilized, the scope for timely quarterly reviews for the current year, and at the conclusion thereof, the results of the audit and reviews, including any comments or recommendations made by the independent auditors.

o Review and discuss the quarterly financial results with the Company's Chief Financial Officer, or Corporate Controller, prior to the public release of such financial results. The Audit Committee Chairman will represent the entire Audit Committee for purposes of this discussion; however, the Chairman can choose to involve the complete Audit Committee if any unusual occurrences make it appropriate.

o Review with the independent auditors, internal auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting, financial and operating controls of the Company. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal, misleading or otherwise improper.

o Review with the internal auditors and financial and operating management, the adequacy and effectiveness of internal controls that assure compliance with all laws and regulations of the United States Department of Defense and other government authorities with respect to the performance of United States military contracts.

o Review with management, the internal auditors and the independent auditors, the management of litigation, compliance with environmental laws and regulations and other material contingencies of the Company. Particular emphasis should be given to the adequacy of internal controls to prevent material losses to the Company from litigation, non-compliance with environmental laws and regulations or other matters, as well as the adequacy of the accounting for, and disclosure of, such contingencies in the Company's financial statements and regulatory reporting.

o Review management's oversight of officer and employee understanding and compliance with Company policies and practices with regard to proper business conduct.

o Review and discuss the audited financial statements to be included in the annual report to shareholders and the Annual Report on Form 10-K with management and the independent auditors to determine that management and the independent auditors are satisfied with the disclosure and content of the financial statements. Review with management and the independent auditors whether there have been any changes in or adoption of accounting principles and discuss any other matter required to be communicated to the Audit Committee by the independent auditors. Also, review with management and the independent auditors their judgments about the quality and acceptability of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates.

o Discuss with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61.

o Oversee the internal audit function of the Company including its independence, the proposed audit plans for the coming year, the coordination of such plans with the independent auditors and the quality and timeliness of internal audit activities.

o Receive and review prior to each meeting, a summary of findings from completed internal audits and a status report on the annual internal audit plan, with explanations for any deviations from the original plan.

o Review annually the adequacy and competency of the outside professional firm engaged to perform the Company's internal audit function and, as necessary, make appropriate recommendations to the Board of Directors to replace the outside firm. The outside internal audit firm shall have ultimate accountability to the Audit Committee and the Board of Directors.

o Provide a regular and sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the internal and independent auditors' evaluation of the Company's financial, accounting and auditing personnel, and the cooperation that the internal and independent auditors received during the course of their audits and whether the independent auditors were satisfied with the quality and integrity of the financial statements.

o Review with the Chief Financial Officer, at least annually, the capabilities and performance of key members of the finance and accounting organization at corporate, as well as at the principal business units of the Company.

o Review, at least annually, the expense reimbursements made to elected officers of the Company for compliance with the Company's written policies and practices.

o Make available the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside resources for this purpose if, in its judgment, that is appropriate.

o Prepare annually a report of the Audit Committee for inclusion in the Company's annual proxy statement. The report shall include information required by the Securities and Exchange Commission.

o Include a copy of the then current Audit Committee Charter as an appendix to the Company's annual proxy statement at least once every three years, or more frequently if substantive changes are made to the Charter.

While the Audit Committee has the responsibilities and powers set forth in this Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.


     CLASS A COMMON STOCK                               PROXY
                                                OSHKOSH TRUCK CORPORATION
                                   Revocable Proxy for Annual Meeting of Shareholders
                               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          I hereby appoint Robert G. Bohn and Timothy M. Dempsey, and each of them, each with full power to act without the other, and each with full power of substitution, as my proxy to vote all shares of Class A Common Stock I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Truck Corporation (the "Company") to be held at the Experimental Aircraft Association Museum, 3000 Poberezny Road, Oshkosh, Wisconsin, at 10:00 a.m. on Monday,
     February 5, 2001, or at any adjournment thereof, as set forth herein, hereby revoking any proxy previously given.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

     IF NO DIRECTION IS MADE, THEN THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2, THE
     PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1990 INCENTIVE STOCK PLAN.




                                                  PLEASE MARK, SIGN AND DATE BELOW
                                     * DETACH AND RETURN PROMPTLY USING THE ENVELOPE PROVIDED *




                                            OSHKOSH TRUCK CORPORATION 2001 ANNUAL MEETING
                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN ITEM 1 AND "FOR" ITEM 2.

1.ELECTION OF CLASS A  1-J. William Andersen  2-Robert G. Bohn             |_| FOR all nominees listed to  |_| WITHHOLD AUTHORITY
  DIRECTORS:           3-General Frederick M. Franks, Jr.(Ret. U.S. Army)      the left (except as             to vote for all
                       4-Michael W. Grebe     5-Kathleen J. Hempel             specified below).               nominees listed to
                       6-Stephen P. Mosling   7-J. Peter Mosling, Jr.                                          the left.
                                                                           ---------------------------------------------------------
(Instructions: To withhold authority to vote for any indicated nominee, ->
write the number(s) of the nominee(s) in the box provided to the right.)
                                                                           ---------------------------------------------------------
2. Proposal to approve an Amendment to the Incentive Stock Plan.
                                                                           |_|   FOR         |_|   AGAINST     |_|   ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Check appropriate box
Indicate changes below                                                     NO. OF SHARES
Address Change?            |_| Name Change?   |_| Date_________________
                                                                           ---------------------------------------------------------



                                                                           ---------------------------------------------------------

                                                                           Signature(s) in Box
                                                                           I hereby acknowledge receipt of the Notice of said Annual
                                                                           Meeting and the accompanying Proxy Statement and Annual
                                                                           Report.
                                                                           Note: Please sign name exactly as it appears hereon. When
                                                                           signed as attorney, executor, trustee or guardian, please
                                                                           add title. For joint accounts, each owner should sign.

     COMMON STOCK                                         PROXY
                                                OSHKOSH TRUCK CORPORATION
                                   Revocable Proxy for Annual Meeting of Shareholders
                               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          I hereby appoint Robert G. Bohn and Timothy M. Dempsey, and each of them, each with full power to act without the other, and each with full power of substitution, as my proxy to vote all shares of Common Stock I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Truck Corporation (the "Company") to be held at the
     Experimental Aircraft Association Museum, 3000 Poberezny Road, Oshkosh, Wisconsin, at 10:00 a.m. on Monday,
     February 5, 2001, or at any adjournment thereof, as set forth herein, hereby revoking any proxy previously given.


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

     IF NO DIRECTION IS MADE, THEN THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1.





                                                  PLEASE MARK, SIGN AND DATE BELOW
                                     * DETACH AND RETURN PROMPTLY USING THE ENVELOPE PROVIDED *




                                           OSHKOSH TRUCK CORPORATION 2001 ANNUAL MEETING
                           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN ITEM 1.

1.ELECTION OF DIRECTORS   1 - Daniel T. Carroll    2 - Richard G. Sim      |_| FOR all nominees      |_| WITHHOLD
                                                                               listed to the left        AUTHORITY to vote
                          3 - Donald V. Fites                                  (except as specified      for all nominees listed
                                                                               below).                   to the left.


                                                                           ---------------------------------------------------------
(Instructions: To withhold authority to vote for any indicated nominee, ->
write the number(s) of the nominee(s) in the box provided to the right.)
                                                                           ---------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


Check appropriate box
Indicate changes below                                                     NO. OF SHARES
Address Change?            |_| Name Change?   |_| Date_________________
                                                                           ---------------------------------------------------------



                                                                           ---------------------------------------------------------

                                                                           Signature(s) in Box
                                                                           I hereby acknowledge receipt of the Notice of said Annual
                                                                           Meeting and the accompanying Proxy Statement and Annual
                                                                           Report.
                                                                           Note: Please sign name exactly as it appears hereon. When
                                                                           signed as attorney, executor, trustee or guardian, please
                                                                           add title. For joint accounts, each owner should sign.

     COMMON STOCK                                              PROXY
                                                     OSHKOSH TRUCK CORPORATION
                                        Revocable Proxy for Annual Meeting of Shareholders
                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          I hereby appoint Robert G. Bohn and Timothy M. Dempsey, and each of them, each with full power to act without the other, and each with full power of substitution, as my proxy to vote all shares of Common Stock I am entitled to vote at the Annual
     Meeting of Shareholders of Oshkosh Truck Corporation (the "Company") to be held at the Experimental Aircraft Association
     Museum, 3000 Poberezny Road, Oshkosh, Wisconsin, at 10:00 a.m. on Monday, February 5, 2001, or at any adjournment thereof, as set forth herein, hereby revoking any proxy previously given.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

     IF NO DIRECTION IS MADE, THEN THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1.


                                                  PLEASE MARK, SIGN AND DATE BELOW
                                     * DETACH AND RETURN PROMPTLY USING THE ENVELOPE PROVIDED *



                                                               ESPP
                                           OSHKOSH TRUCK CORPORATION 2001 ANNUAL MEETING
                           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN ITEM 1.

1.ELECTION OF DIRECTORS   1 - Daniel T. Carroll    2 - Richard G. Sim      |_| FOR all nominees      |_| WITHHOLD
                                                                               listed to the left        AUTHORITY to vote
                          3 - Donald V. Fites                                  (except as specified      for all nominees listed
                                                                               below).                   to the left.


                                                                           ---------------------------------------------------------
(Instructions: To withhold authority to vote for any indicated nominee, ->
write the number(s) of the nominee(s) in the box provided to the right.)
                                                                           ---------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


Check appropriate box
Indicate changes below                                                     NO. OF SHARES
Address Change?            |_| Name Change?   |_| Date_________________
                                                                           ---------------------------------------------------------



                                                                           ---------------------------------------------------------

                                                                           Signature(s) in Box
                                                                           I hereby acknowledge receipt of the Notice of said Annual
                                                                           Meeting and the accompanying Proxy Statement and Annual
                                                                           Report.
                                                                           Note: Please sign name exactly as it appears hereon. When
                                                                           signed as attorney, executor, trustee or guardian, please
                                                                           add title. For joint accounts, each owner should sign.